Exhibit (n)(2)

We consent to the use in this Registration Statement (No. 333-149374) on Form N-2 (Amendment No. 2) of FS Investment Corporation of our report dated March 25, 2008, except for paragraph three of Note 5, which is as of June 18, 2008, relating to our audit of the balance sheet, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Blue Bell, PA
June 18, 2008